                                                                   Exhibit 99.C2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent
Registered Public Accounting Firm" and to the use of our report dated September
24, 2004 in the Registration Statement of Equity Opportunity Trust, Dividend
Income Value Strategy Series 2004G.

                                    /s/ Ernst & Young LLP
                                    ERNST & YOUNG LLP

New York, New York
September 24, 2004